FREEDOM MUTUAL FUND

              AMENDMENT NO. 5 TO AGREEMENT AND DECLARATION OF TRUST


     Amendment No. 5 to the Agreement and Declaration of Trust dated December 22, 1980, as amended, made at Boston, Massachusetts, as of this 3rd day of December, 1991.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Section 4.1 of the Agreement and Declaration of Trust provides that the Trustees of the Trust may establish and designate additional series by an instrument in writing, signed by a majority of the Trustees of the Trust.

     NOW, THEREFORE, the Trustees hereby state:

     1. that Section 4.2 of the Agreement and all other appropriate references in the Agreement are amended to designate and establish a new series of shares (in addition to the "Freedom Cash Management Fund" series and the "Freedom Government Securities Fund" series heretofore established and designated) to be known as the "Freedom Short-Intermediate Treasury Fund" effective as of this date, such new series to have the relative rights and preferences set forth in Subsections (a) through (m) of Section 4.2 of the Agreement.

     2. Furthermore, that the initial paragraph of Section 4.2 of the Agreement as heretofore in effect is amended to read as follows:

               "Section 4.2 Establishment and Designation of Series. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further series, the Trustees hereby establish and designate three series: Freedom Cash Management Fund, Freedom Government Securities Fund and Freedom Short-Intermediate Treasury Fund. The Shares of such series and any Shares of any further series that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further series at the time of establishing and designating the same) have the following relative rights and preferences:"


     The undersigned, being a majority of the Trustees of the Trust, hereby certify that the amendment set forth above has been duly adopted in accordance with the provisions of the Agreement and Declaration of Trust of the Trust.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals for themselves and their assigns, as of this 3rd day of December, 1991.




/s/ Hugh A. Dunlap, Jr.                              /s/ William A. Barron, III
-----------------------                              --------------------------
Hugh A. Dunlap, Jr.                                  William A. Barron, III

/s/ Patrick Grant                                    /s/ Ralph Lowell, Jr.
-----------------------                              --------------------------
Patrick Grant                                        Ralph Lowell, Jr.

/s/ Richard A. Farrell
-----------------------
Richard A. Farrell


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COMMONWEALTH OF MASSACHUSETTS )
                              ) SS.
COUNTY OF SUFFOLK             )


     Then personally appeared the above-named Hugh A. Dunlap, Jr., Patrick Grant, Richard A. Farrell, William A. Barron, III and Ralph Lowell, Jr. and acknowledged this instrument to be his free act and deed as of the 3rd day of December, 1991.


                                              /s/ John Danello
                                              ------------------------
                                              Notary Public

                                              My Commission expires: 11/13/98

                                              JOHN J. DANELLO, Notary Public
                                              My Commission Expires
                                              November 13,1998


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